STATE OF DELAWARE

                                [STATE INSIGNIA]

                          Office of Secretary of State

      I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT BEFORE PAYMENT FOR STOCK OF PMW DE P.R., INC. FILED IN THIS OFFICE ON THE SEVENTH DAY OF MAY, A.D. 1985, AT 9 O'CLOCK A.M.


                                        /s/ Michael Harkins
                                        -----------------------------------
                                        Michael Harkins, Secretary of State

                                        AUTHENTICATION:   0495555

                                                  DATE:   05/08/1985
851270074

                                                                 FILED

                                                              MAY 7 1985


                                                           /s/ Michael Harkins
                                                           SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT
                       BEFORE RECEIPT OF PAYMENT FOR STOCK
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                PMW de P.R., INC.

      PMW de P.R., Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware, through its incorporator,

                              DOES HEREBY CERTIFY:

      FIRST: That Article First of the Certificate of Incorporation be amended in its entirety to read as follows:

                  "FIRST: The name of the corporation is: PMW Silver de P.R.,
                          Inc.

      SECOND: That this corporation has not received any payment for any of its stock.

      THIRD: That this amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, Carlos A. Saavedra, the sole incorporator of PMW de P.R., Inc., has signed this Certificate this 6th day of May, 1985

                                        PMW de P.R., Inc.


                                        By /s/ Carlos A. Saavedra
                                           ---------------------------
                                            Incorporator

STATE OF ILLINOIS )
                  ) SS
COUNTY OF C00K    )

      BE IT REMEMBERED, that on the 6th day of May, 1985, personally came before me, a Notary Public in and for the County and State aforesaid, Carlos A. Saavedra, the sole incorporator of PMW de P.R., Inc., a corporation of the State of Delaware, and duly executed this Certificate before me and acknowledged the said Certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal of the office the day and year aforesaid.


                                        /s/ [Signature of Notary]
                                        -----------------------------
                                        Notary Public


                                        April 1, 1989
                                        -----------------------------
                                        Commission expires

                                                         RECEIVED FOR RECORD


                                                             MAY 13 1985

                                                     LEO J. DUGAN, Jr., Recorder